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                                  EXHIBIT 99.3

                    FORM OF WARRANT TO PURCHASE COMMON STOCK
                         GRANTED TO CERTAIN INDIVIDUALS

                                TICKETS.COM, INC.

                                 FORM OF WARRANT


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND THIS WARRANT CANNOT BE SOLD OR TRANSFERRED AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CANNOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY ISSUING THIS WARRANT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Warrant No. 99-[__]
                                                                  [_____] Shares
                                                         (Subject to Adjustment)

                          COMMON STOCK PURCHASE WARRANT

                             [_______________],1999

         This certifies that, for value received, [____________________] ("Warrantholder") is entitled to subscribe for and purchase from Tickets.com, Inc., a Delaware corporation ("Company"), [______] shares of the Company's Common Stock ("Common Stock") at a price per share of $[_____] ("Exercise Price"), subject to the terms and conditions stated herein.

         1. Exercise of Warrant.

               1.1 Manner of Exercise. The rights represented by this Warrant may be exercised in whole or in part by the holder hereof by the surrender of this Warrant and delivery of an executed Subscription Agreement in the form attached hereto as Annex A to the Company at its principal executive office, or such other place as the Company shall designate in writing, at any time prior to the termination of this Warrant, accompanied by payment for the Common Stock so subscribed for in cash or certified bank or cashier's checks.

               1.2 Exercise Period. This Warrant shall first become exercisable immediately upon issuance. Unless terminated earlier pursuant to the terms hereof, this Warrant shall terminate on [__________], 2004.

               1.3 Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 1.1 hereof, the Warrantholder may elect to receive a number of shares of Common Stock equal to the value (as determined below) of this Warrant by surrender of this Warrant at the principal office of the Company together with the Notice of Exercise (a form of which is attached hereto as Annex A) in which Alternative No. 2 thereof is initialed by the Warrantholder. In such event, the Company shall issue to the Warrantholder a number of shares of Common Stock computed using the following formula:

                 X      =        Y(A-B)
                                 ------
                                    A

           Where X      =    the number of shares of Common Stock to be issued
                             to the Warrantholder.

                 Y      =    the number of shares of Common Stock subject to
                             this Warrant.

                 A      =    the fair market value of one share of Common Stock
                             at the time of exercise.


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                 B      =    the Exercise Price (as adjusted to the date of such
                             calculation).

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the exercise date. Notwithstanding the foregoing, in the event this Warrant is exercised within five (5) trading days after an initial public offering of the Company's Common Stock, the fair market value per share shall be the per share offering "Price to Public" of the Company's initial public offering.

               1.4 Issuance of Shares. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise or net exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within fifteen (15) business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.

               1.5 No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Warrantholder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

         2. Representations and Warranties of Warrantholder. The Warrantholder by accepting this Warrant represents and warrants as follows:

               2.1 Investment Representation. The Warrant is acquired for Warrantholder's own account for investment purposes and not with a view to any offering or distribution and Warrantholder has no present intention of selling or otherwise disposing of the Warrant or the underlying shares of Common Stock in violation of applicable securities laws. Upon exercise, Warrantholder will confirm, in respect of securities obtained upon such exercise, that Warrantholder is acquiring such securities for Warrantholder's own account and not with a view to any offering or distribution in violation of applicable securities laws. Warrantholder acknowledges that shares of Common Stock issued upon exercise of this Warrant have not been registered under the Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Act and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Warrantholder further acknowledges that the certificate(s) representing the Common Stock issued upon exercise of this Warrant shall be endorsed with a legend similar to the legend set forth on this Warrant and all other legends, if any, required by applicable federal and state securities laws to be placed on the certificate(s).

               2.2 Tax Matters. Warrantholder will consult his own tax counsel with respect to implications under the Internal Revenue Code relating to the acceptance and exercise of this Warrant.

         3. Validity of Common Stock. The Company warrants and agrees that all shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which this Warrant may be exercised the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         4. Adjustments. The number of shares of Common Stock for which Warrantholder is entitled to subscribe and purchase from the Company pursuant to this Warrant and the Exercise Price for such shares shall be subject to adjustment from time to time only as follows:


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                 4.1 Adjustments for Stock Splits and Combinations. If the
Company at any time or from time to time after the date hereof effects a subdivision of the outstanding Common Stock, the number of shares of Common Stock for which Warrantholder is entitled to subscribe and purchase from the Company upon exercise of this Warrant shall be proportionately increased and the Exercise Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the date hereof combines the outstanding shares of Common Stock, the number of shares of Common Stock for which Warrantholder is entitled to subscribe and purchase from the Company shall be proportionately decreased and the Exercise Price then in effect immediately before the subdivision shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

                 4.2 Adjustments for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock for which Warrantholder is entitled to subscribe and purchase from the Company upon exercise of this Warrant shall be proportionately increased and the Exercise Price then in effect shall be proportionately decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Common Stock for which Warrantholder is entitled to subscribe and purchase from the Company and the Exercise Price therefor shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of Common Stock then issuable on exercise of this Warrant and the Exercise Price therefor shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

                 4.3 Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, recapitalization or otherwise, other than a subdivision or combination of shares or stock dividend or a capital reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4 or pursuant to a Change of Control described in Section 5, then and in any such event Warrantholder shall have the right thereafter to purchase the kind and amount of stock and other securities and property receivable upon such reclassification, recapitalization or other change, by holders of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, recapitalization or change, all subject to further adjustment as provided herein.

                 4.4 Adjustment for Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization or any merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company to any other person, other than pursuant to a Change of Control described in Section 5, or any voluntary or involuntary liquidation, dissolution or winding up of the Company (any such transaction referred to herein as a "Reorganization") involving the Common Stock then, as a part of such Reorganization, provision shall be made so that Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such Reorganization to which a holder of Common Stock deliverable upon exercise of this Warrant would have been entitled on such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of Warrantholder after such Reorganization to the end that the provisions of this
Section 4 (including adjustments of the Exercise Price then in effect and number of shares of stock purchasable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

                 4.5 Notice of Adjustments. Upon any adjustments of the Exercise Price or the amount or kind of securities or other property issuable upon exercise of this Warrant, then and in each case the Company shall give written notice of such adjustment by first class mail, postage prepaid, addressed to the holder of this Warrant at holder's address registered on the books of the Company, which notice shall state the Exercise Price resulting from


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such adjustment and the amount and kind of securities purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                 4.6 Notice of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital transaction that the Company proposes to effect requiring adjustments pursuant to this Section 4 ("Capital Transaction"), the Company shall mail to Warrantholder at least twenty (20) days prior to the date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Capital Transaction is expected to become effective, and (3) the time, if any, that is to be fixed, as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Capital Transaction.

          5. Early Expiration of Warrant Upon a Change of Control. Upon the occurrence of a Change of Control (as defined below), as of the effective date of the Change of Control this Warrant shall terminate. The Company shall give the Warrantholder at least twenty (20) days' advance written notice of the closing of such Change of Control transaction. For purposes of this Section 5, a Change in Control shall be deemed to have occurred if (a) there shall be consummated (I) any reorganization, consolidation or merger of the Company or any ultimate parent of the Company (the "Parent") in which the Company or its Parent is not the continuing or surviving corporation or pursuant to which shares of the Company's or its Parent's Common Stock would be converted into cash, securities or other property, in either case other than a reorganization, consolidation or merger of the Company or its Parent in which the holders of the Company's or its Parent's Common Stock immediately prior to such transaction would be the beneficial owner (as defined below) of a majority of the voting stock of the surviving corporation immediately after the merger, or (II) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (b) any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any stockholder of the Company as of the close of business on the date hereof, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the Company's or its Parent's outstanding Common Stock. The term "Parent" means a corporation, partnership, trust, limited liability company or other entity that is the ultimate beneficial owner (as defined above) of 50% or more of the Company's outstanding voting securities.

          6. Amendments. Any term of this Warrant may be amended only upon the written consent of the Company and the Warrantholder.

          7. Transfer of Warrant.

                 7.7 This Warrant may not be assigned or transferred without the prior written consent of the Company, which consent may be withheld for any reason in the sole and subjective discretion of the Company.

                 7.8 No transfer or assignment of this Warrant shall be made without compliance with the legend set forth on the first page of this Warrant.

                 7.9 In order to effectuate any transfer of this Warrant, or any rights or obligations hereunder, the Warrantholder must execute an assignment in form and substance acceptable to Company, the proposed transferee must execute an acknowledgment and agreement in form and substance acceptable to Company, and the Warrantholder and proposed transferee shall execute all other documents, representations and warranties which Company may request. No proposed transfer shall have any effect unless and until Company gives its written consent to the proposed transfer and acknowledges that the proposed transferee has become the current Warrantholder and registered owner of this Warrant.

          8. Holdback Agreement. The Warrantholder by accepting this Warrant agrees that to the extent requested by the managing underwriter in the case of an underwritten public offering by the Company of its Common Stock, Warrantholder will not affect any sale, short sale, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Company's Common Stock received upon exercise of this Warrant, including a sale pursuant to Rule 144 under the Securities Act of 1933, as amended, during (i) with respect to an initial public


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offering, the 180-day period or such shorter period agreed upon by Warrantholder and the requesting underwriter or (ii) in any other case the 90-day period or such shorter period agreed upon by the Warrantholder and any underwriter, beginning on the effective date of the applicable registration statement. The Company may impose stop-transfer instructions with respect to such securities subject to the foregoing registration until the end of such period.

          9. Miscellaneous Matters.

                 9.10 As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock and stock of any other class into which such presently authorized Common Stock may hereafter have been converted.

                 9.11 As used herein, the word "person" shall mean an individual or entity.

                 9.12 This Warrant and the name and address of the holder have been registered in a Warrant Register that is kept at the principal office of the Company, and the Company may treat the holder so registered as the owner of this Warrant for all purposes.

                 9.13 This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed, and no cash dividend paid out of earnings or surplus or interest shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares which may be subscribed for and purchased hereunder until and unless and except to the extent that the rights represented by this Warrant shall be exercised.

                 9.14 This Warrant shall be governed by and interpreted in accordance with the internal laws, and not the law of conflicts, of the State of California.

                 9.15 All notices under this Warrant shall be given as set forth in the Agreement.

                                       TICKETS.COM, INC., a Delaware corporation


                                       By: /s/
                                           -------------------------------------
                                           John M. Markovich, Executive Vice
                                           President, Finance and Chief
                                           Financial Officer


                                         ---------------------------------------


                                         [---------------]


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                             SUBSCRIPTION AGREEMENT


                                                      --------------------, ----

To: Tickets.com, Inc.

          The undersigned, pursuant to the provisions set forth in Warrant No. 99-[___], hereby agrees to subscribe for and purchase __________ shares of the Common Stock covered by such Warrant, and makes payment herewith in full for such Common Stock at the Exercise Price, payable as follows (initial one alternative).

          1. Bank or cashiers check

          2. Net issue

          The undersigned represents and warrants to you that the undersigned is acquiring the shares covered hereby for the undersigned's own account for investment purposes and not with a view to any offering or distribution in violation of applicable securities laws.


                                        Signature:
                                                  ------------------------------
                                        Printed Name
                                        and Title:
                                                  ------------------------------
                                        Address:
                                                --------------------------------

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